As filed with the U.S. Securities and Exchange Commission on August 23, 2024.

Registration No. 333-280780

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUNCAR TECHNOLOGY GROUP INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	6770	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Shanghai Feiyou Trading Co., Ltd.
Suite 209, No. 656 Lingshi Road

Jing’an District, Shanghai, 200072
People’s Republic of China
Tel: (86) 138-1779-6110

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711

Tel: 302-738-6680

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Elizabeth Fei Chen, Esq.

Pryor Cashman LLP

7 Times Square

New York, NY 10036

Tel: 212-326-0199

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the Selling Securityholder may sell or distribute the securities described herein until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED August 23, 2024

PROSPECTUS

SunCar Technology Group Inc.

Up to 20,832,142 Class A Ordinary Shares

This prospectus relates to the resale or other disposition from time to time of up to 20,832,142 of our Class A Ordinary Shares (the “KMBP Shares”, or the “Shares”) by KMBP Holdings Limited (“KMBP”, or the “Selling Securityholder”).

KMBP originally acquired the KMBP Shares upon the Closing (as defined below) of the Business Combination (as defined below), as KMBP was a shareholder of ASGL (as defined below) which was a party to the Business Combination.

We are registering the resale of these securities by the Selling Securityholder, or their transferees, pledgees, donees or assignees or other successors-in-interest that receive any of the shares as a gift, distribution, or other non-sale related transfer. The Selling Securityholder may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The resale of these securities are being registered to permit the Selling Securityholder to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section titled “Plan of Distribution”. We will pay certain expenses associated with the registration of the resale of these securities covered by this prospectus, as described in the section titled “Plan of Distribution”.

All of the Class A Ordinary Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its accounts. We will not receive any of the proceeds from the sale of Class A Ordinary Shares by the Selling Securityholder. The Selling Securityholder may receive up to $216.4 million of proceeds for the sale of the Shares, based on a per share price of $10.39, which is the last reported sales price of our Class A Ordinary Share on August 22, 2024.

We will pay the expenses of registering these shares, but all selling and other expenses incurred by the Selling Securityholder will be paid by the Selling Securityholder.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

SunCar is not an operating company but a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China.

SunCar’s PRC Operating Entities (as defined below) face various legal and operational risks and uncertainties related to doing business in China. For instance, SunCar’s PRC Operating Entities face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the ability of the Public Company Accounting Oversight Board (United States) (“PCAOB”) to inspect SunCar’s auditors, which may impact the ability of SunCar’s subsidiaries to conduct certain businesses, accept foreign investors, or its continuing listing on the Nasdaq. These risks could result in a material adverse change in SunCar’s business operations and the value of our Class A Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

SunCar’s corporate structure as a Cayman Islands holding company with operations primarily conducted by its subsidiaries in China involves unique risks to investors. Chinese regulatory authorities could disallow this structure, which cause the incapability to continue operation without changing the corporate structure or switching the business focus. This may in turn cause the value of the securities to significantly decline or even become worthless. According to the Foreign Investment Law in China, the State Council shall promulgate or approve a list of special administrative measures for market access of foreign investments, or the Negative List. The Foreign Investment Law grants national treatment to foreign-invested entities, except for those foreign-invested entities that operate in industries specified as either “restricted” or “prohibited” from foreign investment in the Negative List. The Foreign Investment Law provides that foreign-invested entities operating in “restricted” or “prohibited” industries will require market entry clearance and other permissions or approvals from relevant PRC government authorities. On December 27, 2021, the National Development and Reform Commission of China (“NDRC”) and the Ministry of Commerce (“MOFCOM”) jointly issued the Special Administrative Measures for Foreign Investment Access (Negative List) (2021 Edition), and the Special Administrative Measures for Foreign Investment Access in Pilot Free Trade Zones (Negative List) (2021 Edition), effective January 1, 2022. As a company operating its business in auto service, auto eInsurance service and technology service, which are not included in the 2021 Negative List, SunCar believes its business is not subject to any ownership restrictions. However, since the Negative List has been adjusted and updated almost on an annual basis in the recent years, we cannot assure you that the aforementioned business segments will continuously be beyond the “prohibited” category, which would likely result in a material change in our operations or in the value of our securities. The PRC government will also establish a foreign investment information reporting system, according to which foreign investors or foreign-invested enterprises shall submit investment information to the competent department for commerce concerned through the enterprise registration system and the enterprise credit information publicity system, and a security review system under which the security review shall be conducted for foreign investment affecting or likely affecting the state security. For a detailed description of risks related to doing business in China, see “Risk Factors — Risk Factors Relating to Doing Business in China” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

SunCar may encounter several limitations related to cash transfer among its PRC Operating Entities, the holding company and its investors. Any funds we transfer to the PRC Operating Entities, either as a shareholder loan or as an increase in registered capital, are subject to permission and approval by or registration with relevant governmental authorities in China. According to the relevant PRC regulations on foreign invested enterprises in China, capital contributions to our PRC Operating Entities are subject to the registration with the State Administration for Market Regulation or its local counterpart and registration with a local bank authorized by SAFE. In addition, (i) any foreign loan procured by our PRC Operating Entities is required to be registered with the SAFE or its local branches and (ii) any of our PRC Operating Entities may not procure loans which exceed the difference between its total investment amount and registered capital or, as an alternative, only procure loans subject to the calculation approach and limitation as provided by the People’s Bank of China. As a holding company with no operations, our ability to distribute dividends largely depends on the distribution from our PRC Operating Entities. In addition, if SunCar is determined to be a PRC resident enterprise for enterprise income tax purposes, we could be subject to PRC tax at a rate of 25% on our worldwide income, which could materially reduce our net income, and we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our Ordinary Shares, and non-resident enterprise shareholders (including our Ordinary Shareholders) may be subject to PRC tax at a rate of 10% on gains realized on the sale or other disposition of Ordinary Shares, if such income is treated as sourced from within China. An “indirect transfer” of PRC assets, including a transfer of equity interests in an unlisted non-PRC holding company of a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of the underlying PRC assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

SunCar also may face risks relating to the lack of PCAOB inspection on its auditor, which may cause our securities to be delisted from a U.S. stock exchange or prohibited from being traded over-the-counter in the future under the Holding Foreign Companies Accountable Act as amended by the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) that was signed into law on December 29, 2022, if the PCAOB has determined it is unable to investigate SunCar’s auditor completely for two consecutive years beginning in 2021. The delisting or the cessation of trading of our securities, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. On December 16, 2021, the PCAOB issued a report to notify the SEC its determinations that it is unable to inspect or investigate completely registered public accounting firms headquartered in China and Hong Kong, respectively, and identifies the registered public accounting firms in China and Hong Kong that are subject to such determinations. SunCar’s auditor is headquartered in Singapore and has been inspected by the PCAOB on a regular basis and is therefore not subject to the determinations announced by the PCAOB on December 16, 2021. However, since the audit work was carried out by SunCar’s auditor with the collaboration of its China-based office, the audit working papers of SunCar’s financial statements may not be inspected by the PCAOB without the approval of the PRC authorities. On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced in the 2022 Determination its determination that the PCAOB was able to secure complete access to inspect and investigate accounting firms headquartered in mainland China and Hong Kong, and the PCAOB Board voted to vacate previous determinations to the contrary. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, including by the CSRC or the MOF, the PCAOB will make determinations under the HFCAA as and when appropriate. We cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to the audit of our financial statements. There is a risk that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction or any other reasons, and that the PCAOB may re-evaluate its determinations as a result of any obstruction with the implementation of the Protocol. Such lack of inspection or re-evaluation could cause trading in the Company’s securities to be prohibited under the HFCAA ultimately result in a determination by a securities exchange to delist the Company’s securities. In addition, under the HFCAA, as amended by the AHFCAA, our securities may be prohibited from trading on the Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for two consecutive years, and this ultimately could result in our Ordinary Shares being delisted by the Nasdaq.

The structure of cash flows within our organization and a summary of the applicable regulations are as follows: Our equity structure is a direct holding structure. ASGL (as defined below), direct and wholly owned subsidiary of SunCar, controls Haiyan Trading (Shanghai) Co., Ltd (“Haiyan Trading”, or the “WFOE”) and other domestic operating entities through the Hong Kong company, Auto Market Group Ltd. (“Auto Market HK”). Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the current laws and regulations of the PRC. After any non-PRC based investors’ funds enter SunCar at SunCar’s securities offerings outside of China, the funds can be directly transferred to Auto Market HK, and then transferred to subordinate operating entities through the WFOE in accordance with relevant laws and regulations of the PRC. To the extent cash in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of SunCar or SunCar’s subsidiaries, by the PRC government to transfer cash.

If we intend to distribute dividends, we will transfer the funds to Auto Market HK from WFOE in accordance with the laws and regulations of the PRC, and then Auto Market HK will transfer the dividends to SunCar, and the dividends will be distributed from SunCar to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions. In terms of the cash transfer among SunCar and its subsidiaries, subject to the amounts of cash transfer and the nature of the use of funds, requisite internal approval shall be obtained prior to each cash transfer. Specifically, all transactions require the approvals of the financial controllers of the entities involved. As for an internal cash transfer exceeds RMB10,000,000 (approximately $1.5 million), the general manager is also required to conduct review and approval. There are no other cash management policies.

In the reporting periods presented in this prospectus, (1) no cash transfers have occurred between our holding company and its subsidiaries, (2) no dividends nor distributions have been made by the subsidiaries to our holding company, and (3) our holding company has not paid any dividends nor made any distributions to U.S. investors. For further details, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as the consolidated financial statements for fiscal years ending in December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus. As of the date of this prospectus, SunCar does not have any cash management policy other than that is stated in the paragraph above. For the foreseeable future, we intend to use the earnings for research and development, to develop new products and to expand our production capacity. As a result, SunCar currently does not have a plan to declare dividends to its shareholders in the foreseeable future.

SunCar’s PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable In addition, PRC Operating Entities cannot distribute dividends until previous years’ loss has been offset.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus, in any accompanying prospectus supplement or in the documents incorporated by reference into this prospectus before making a decision to invest in our securities.

Neither the U.S. Securities and Exchange Commission or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale or other disposition from time to time of the Shares by the Selling Securityholder, namely the KMBP Shares by KMBP. We will not receive any proceeds from the sale of the Shares by the Selling Securityholder.

Neither we nor the Selling Securityholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholder take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholder will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

CERTAIN DEFINED TERMS

In this prospectus, unless otherwise stated, references to:

“ASGL” are to Auto Services Group Limited, a Cayman Islands exempted company;

“Business Combination” are to the mergers contemplated under the Merger Agreement;

“China” or “PRC” are to the People’s Republic of China;

“Class A Ordinary Shares” are to the Class A Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Class B Ordinary Shares” are to the Class B Ordinary Shares of the Company, each having a par value in U.S. dollars of $0.0001 per share;

“Closing” are to the consummation of the Business Combination;

“Closing Date” are to May 17, 2023;

“Company”, “SunCar”, “we,” “our” or “us” are to SunCar Technology Group Inc., a Cayman Islands exempted company;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“KMBP” are to KMBP Holdings Limited;

“KMBP Shares” are to Class A Ordinary Shares the Company issued to KMBP upon the Business Combination pursuant to the Merger Agreement;

“GBRG” are to Goldenbridge Acquisition Limited, the Company’s predecessor;

“Merger Agreement” are to the agreement and plan of merger among SunCar, GBRG, Merger Sub, and certain other parties;

“Merger Sub” are to SunCar Technology Global Inc., a Cayman Islands exempted company and a direct wholly owned subsidiary of SunCar;

“Nasdaq” are to the Nasdaq Capital Market;

“Ordinary Shares” are to the Class A Ordinary Shares together with the Class B Ordinary Shares;

“PRC Operating Entities” are to Anqi Technology (Zhejiang) Co., Ltd and its subsidiary, Shanghai Cuhong Automotive Service Co., Ltd., Shanghai Xuanbei Automobile Service Co., Limited, Shanghai Chengle Network Technology Co., Limited, Shanghai Qianjing Automobile Service Co., Limited, Shanghai Louduo Technology Co., Limited, Jingning Jiashan Automobile Technology Co., Limited, Beijing Beisheng United Insurance Agency Co., Ltd, Chengdu Shengda Insurance Agency Co., Ltd, Nanjing Xinda New Insurance Agency Co., Ltd, Shanghai Anite insurance Agency Co., Ltd, Shanghai Shengshi Dalian Automobile Service Co., Ltd, Shengshi Dalian Insurance Agency Co., Ltd., Shanghai Feiyou Trading Co., Limited; Li Mo (Shanghai) Technology Co., Ltd., Guangdong Tianzhuo Automobile Service Co., Ltd., and Jiangsu Shengda Automobile Service Co., Ltd.

“Private Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Private Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in a private placement by GBRG in connection with the initial public offering of GBRG.

“Public Warrants” are to warrants to purchase our Class A Ordinary Shares, with each Public Warrant exercisable to purchase one-half (1/2) of one Class A Ordinary Share at a price of $11.50 per share, originally issued in the initial public offering of GBRG.

“RMB” or “Renminbi” are to the legal currency of the PRC;

“SEC” are to the U.S. Securities and Exchange Commission;

“Selling Securityholder” are to KMBP;

“Shares” are to KMBP Shares;

“U.S. Dollars,” “$,” or “US$” are to the legal currency of the United States; and

“U.S. GAAP” or “GAAP” are to accounting principles generally accepted in the United States.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995 (the “PSLRA”) provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

SunCar desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the ability of the Company to grow and manage growth profitably, maintain relationships with customers, compete within its industry and retain its key employees;

●	future exchange and interest rates;

●	the significant uncertainties related to the COVID-19 pandemic;

●	the Company is highly dependent on the services of its executive officers;

●	the Company may experience difficulties in managing its growth and expanding its operations;

●	the outcome of any legal proceedings that may be instituted against the Company or others in connection with the Business Combination and the related transactions;

●	the Company may face risks and uncertainties associated with laws and regulations within the People’s Republic of China, which may have a material adverse effect on its business;

●	the Company’s auto services (automobile after-sales services) business and auto eInsurance (digitalized insurance intermediation) business largely depend on relationships with customers;

●	the Company relies on our auto service providers and external referral sources to operate its business, therefore relationships with its service providers are crucial to its business;

●	the Company is subject to customer concentration risk;

●	the Company is subject to credit risks from its customers;

●	the Company’s negative net operating cash flows in the past may expose it to certain liquidity risks and could constrain operational flexibility;

●	any significant disruption in services on the Company’s apps, websites or computer systems; and any significant disruption in services on the Company’s apps, websites or computer systems; and

●	other matters described under “Item 3.D.-Risk Factors” in our most recent Annual Report on Form 20-F, incorporated herein by reference.

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. You should read this prospectus, the documents incorporated by reference in this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section entitled “Where You Can Find More Information.”

Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus, the registration statement of which this prospectus forms a part and the documents incorporated by reference herein carefully, including the information presented under the sections titled “Risk Factors,” “Cautionary Statement Regarding Forward Looking Statements,” and our financial statements before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.” For additional information, see the section of this prospectus entitled “Where You Can Find More Information.”

Overview

We are a leading cloud-based provider of digitalized enterprise auto services and auto eInsurance service in China. For the years ended December 31, 2022 and 2023, we generated revenue of $282.4 million and $363.7 million, respectively. Building on our leading position in both of these segments and the synergies between them, we offer one-stop, fully digitalized, on-demand automotive service systems to help our enterprise clients build up their customer base and serve their end customers.

According to the management, there are many small and local competitors in different places in China but we face four major competitors in our auto insurance business for NEVs as Cheche Insurance Sales Service Co., Ltd., PengCheng Insurance Agency Co., Ltd, Hebei Meilian Insurance Agent Co., Ltd., and Ant Insurance Agency Co., Ltd. And we also face four major competitors in our auto business as TUHU Car Inc., Harson Group, Bosch Automotive Aftermarket (China) Co., Ltd. and Beijing Qiguanghang Information Technology Co., Ltd.

Since our inception in 2007, we have amassed ample experience in perceiving and serving the expanding needs of China’s automobile owners. Rising with the increasing prevalence of the mobile internet in China, we introduced online apps for our insurance and auto business in 2014 and 2015, respectively. We have built comprehensive digital systems for both of our auto service and our auto eInsurance business segments, centered on our multi-tenant, cloud-based platform which empowers our clients and service providers to optimally access and manage the types of services and insurance they desire.

We operate our auto services business through offering customized service solutions to our enterprise clients (“auto service partners”), who are major banks, insurance companies, telecommunication companies, new energy vehicle (or NEV) original equipment manufacturers (OEMs) or any client who have end customers demanding automotive services. These enterprise clients purchase our service solutions for the members of their reward programs or customer loyalty programs to enjoy. The auto service solutions cover over 300 types of services such as car wash, oil change, tire repair, car beautification, road assistance, flight pickup, designated driving, VIP lounge, etc. They are provided in collaboration with our auto service providers, which are typically third-party auto service providers. As of December 31, 2023, we have established a service network of over 47,000 third-party brick-and-mortar auto service providers, leasing and roadside assistance companies (compared to 45,000 and 42,000 as of December 31, 2022 and 2021), covering over 350 cities (out of a total of approximately 690), and 33 (out of a total of 33)  provinces of China. With this extensive service network, we serve over 1,400 enterprise clients.

For our auto eInsurance business, we primarily facilitate the sales of auto eInsurance products underwritten by major insurance companies in China. We receive commissions from these insurance companies, typically a percentage of the premium paid by insurance purchasers. We implement, automate and streamline the insurance purchasing process on our proprietary, fully online digital apps, integrating full spectrum products from leading insurers in China. We sell insurance policies through a network of over 64,000 external sales partners. These sales partners include an offline auto network with frequent exposure to car owners, an online marketplace with large user traffic, and emerging NEV OEMs and service providers. As of December 31, 2023, we have branch headquarters in 32 cities in 20 provinces of China. We have also established collaborative relationships with 85 insurance companies (including the top 10 insurance companies with combined over 90% market share).

We have built up our business as a digitalized, technology-driven provider of online platforms that enable and facilitate B2B services. We have secured 150 registered copyrights of computer software . Our proprietary technology solution is centered on our multi-tenant platform and our cloud infrastructure. On the auto services side, our digital platform provides API docking, front-end plug-in and module integration for our enterprise clients, as well as efficient, user friendly management and operations tools for our service providers. On the auto eInsurance side, our platform empowers our insurance company clients to manage all aspects of their business including customer orders, products, commissions, and reports. For insurance purchasers, our online insurance interface provides data-driven, AI-empowered real time quotation, pricing, underwriting and payment, by connecting to our market-wide insurer clients and the full spectrum of their policy selections. Our AI-empowered hybrid cloud infrastructure provides the secure storage and computation to support the demands by both insurance companies as well as end customers.

We have started making our technologies into a new business line. With growing demands to efficiently manage their businesses, our automotive service providers are now paying for our online tools to streamline their business workflows, manage their customer relationships and automate orders processing. With the iterative upgrades of our technology, we are working on developing a SaaS model product offering and plan to gradually turn our automotive service providers into our technology customers.

We believe the cross-utilizations and interconnections between our auto service and auto eInsurance business lines enable positive feedback loops between them and symbiotic growth of both. While we are developing our nation-wide automotive service provider network, these service providers become our sales partners of our auto eInsurance business. Conversely, when we engage with insurance companies to sell their insurance products, we also engage them as clients of our auto service solutions. We believe our synergistic business development will boost our sales channels as well as client network in both of our business segments.

As our business is closely connected to the automotive industry, we have also embraced the recent trends of electric and smart vehicles. We are now working with 20 mainstream NEV and smart car panel players, embedding our auto service solutions into their online applications and panels, and providing various insurance products to NEV owners.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). As an emerging growth company, it is exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of its Chief Executive Officer to the median of the annual total compensation of all of its employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. We previously elected to avail ourself of the extended transition period, and following the consummation of the Business Combination, we are an emerging growth company at least until December 31, 2023 and are taking advantage of the benefits of the extended transition period emerging growth company status permits. During the extended transition period, it may be difficult or impossible to compare our financial results with the financial results of another public company that complies with public company effective dates for accounting standard updates because of the potential differences in accounting standards used.

We will remain an emerging growth company under the JOBS Act until the earliest of (a) December 31, 2025, (b) the last date of our fiscal year in which we have a total annual gross revenue of at least $1.235 billion, (c) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding securities held by non-affiliates or (d) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Corporate Information

SunCar is a Cayman Islands exempted company with operations primarily conducted by its subsidiaries in China.

The Company’s principal executive offices are located at Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China, and its telephone number is (86) 138-1779-6110. The Company’s website is https://suncartech.com/. The information contained on, or accessible through, the Company’s website is not incorporated by reference into this prospectus, and you should not consider it a part of this prospectus.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically, with the SEC at www.sec.gov.

THE OFFERING

Issuer	SunCar Technology Group Inc.

Class A Ordinary Shares offered by the Selling Securityholder	Up to 20,832,142 of our Class A Ordinary Shares held by KMBP.

Ordinary Shares outstanding before the offering	103,638,390 shares outstanding as of August 22, 2024, including 54,009,825 Class A Ordinary Shares and 49,628,565 Class B Ordinary Shares

Use of proceeds	All of the Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its accounts. We will not receive any of the proceeds from such sales.

Market for Class A Ordinary Shares and warrants	Our Class A Ordinary Shares and public warrants are currently traded on Nasdaq under the symbols “SDA” and “SDAWW” respectively.

Risk factors	Before investing in our securities, you should carefully read and consider the information set forth in the “Risk Factors” section of this prospectus.

For additional information concerning the offering, please see the “Plan of Distribution” section of this prospectus.

RISK FACTORS

Investing in our securities involves risk. Before making a decision to invest in our securities, you should carefully consider the risks disclosed in our then-most recent Annual Report on Form 20-F, and any updates to those risk factors in our reports on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, in light of your particular investment objectives and financial circumstances. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. We cannot predict future risks or estimate the extent to which they may affect our business, results of operations, financial condition and prospects.

USE OF PROCEEDS

All of the Shares offered by the Selling Securityholder pursuant to this prospectus will be sold by the Selling Securityholder for its accounts. We will not receive any of the proceeds from these sales.

The Selling Securityholder will pay any underwriting discounts and commissions and placement agent fees or other similar expenses incurred by the Selling Securityholder for brokerage, or legal services or any other expenses incurred by the Selling Securityholder in disposing of the Shares. We will bear all other fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including registration, listing, qualification and filing fees, depositary fees, fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

We may declare dividends on the Ordinary Shares from time to time. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

The distribution of dividends may also be limited by the Companies Act, which permits the distribution of dividends only out of either profit or the credit standing in the Company’s share premium account, provided that in no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Under the Company’s articles of association, dividend distributions may be determined by our board of directors, without the need for shareholder approval. See “Description of Securities” for additional information.

DESCRIPTION OF SECURITIES

The Class A Ordinary Shares are listed on Nasdaq and are registered under Section 12(b) of the Exchange Act. Setting forth below is a description of the rights of the holders of Class A Ordinary Shares and Class B Ordinary Shares.

Description of Ordinary Shares

The Company is authorized to issue a total of 500,000,000 Ordinary Shares of $0.0001 par value per share, divided into two classes as follows: Class A Ordinary Shares and Class B Ordinary Shares.

As of May 31, 2024, there were 54,009,825 Class A Ordinary Shares outstanding and issued and 49,628,565 Class B Ordinary Shares outstanding and issued. 5,365,194 public warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share. 350,000 private placement warrants were outstanding, and the holder of each such warrant is entitled to purchase one-half (1/2) of one Class A Ordinary Share at an exercise price of $11.50 per full share.

Memorandum and Articles of Association

The following description of the Second Amended and Restated Memorandum and Articles of Association of the Company (the “Memorandum and Articles of Association”) is qualified in its entirety by the Memorandum and Articles of Association which are incorporated by reference into this prospectus as Exhibit 1.1.

SunCar Technology Group Inc. (“SunCar”), is a Cayman Islands exempted company and its affairs are governed by the memorandum and articles of association, as amended and restated from time to time, and Companies Act (As Revised) of the Cayman Islands, which we refer to as the “Companies Act” below, and the common law of the Cayman Islands.

General. The authorized share capital of SunCar is $50,000 divided into 500,000,000 Ordinary Shares of par value of $0.0001 each, comprising (a) 400,000,000 Class A Ordinary Shares of par value of US$0.0001 each and (b) 100,000,000 Class B Ordinary Shares of par value of $0.0001 each. Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for voting and conversion rights. All of SunCar’s issued and outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. SunCar may not issue share to bearer. SunCar’s shareholders who are non-residents of the Cayman Islands may freely hold and transfer their Ordinary Shares.

Dividends. The holders of SunCar’s Ordinary Shares are entitled to such dividends as may be declared by its Board of Directors subject to its Memorandum and Articles of Association and the Companies Act. In addition, SunCar’s shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by its directors. SunCar’s Memorandum and Articles of Association provide that dividends may be declared and paid out of SunCar’s profits, realized or unrealized, or from any reserve set aside from profits which its Board of Directors determines is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. No dividend may be declared and paid unless SunCar’s directors determine that, immediately after the payment, SunCar will be able to pay its debts as they become due in the ordinary course of business and SunCar has funds lawfully available for such purpose. Holders of SunCar Class A Ordinary Shares and SunCar Class B Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholder’s vote, each SunCar Class A Ordinary Share is entitled to one vote, and each SunCar Class B Ordinary Share is entitled to 10 votes, voting together as one class. Voting at any meeting of shareholders is by poll and not on a show of hands.

A quorum required for a meeting of shareholders consists of two or more holders of Shares which carry not less than one-third of all votes attaching to shares in issue and entitled to vote at such general meeting, present in person or by proxy or, if a corporate or other non-natural person, by its duly authorised representative. As a Cayman Islands exempted company, SunCar is not obliged by the Companies Act to call shareholders’ annual general meetings. SunCar’s Memorandum and Articles of Association provide that SunCar may (but are not obliged to) in each year hold a general meeting as its annual general meeting in which case SunCar will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by its directors. Each general meeting, other than an annual general meeting, shall be an extraordinary general meeting. Shareholders’ annual general meetings and any other general meetings of SunCar’s shareholders may be called by a majority of its Board of Directors or its chairman or, in the case of an extraordinary general meeting only, upon a requisition of shareholders holding at the date of deposit of the requisition not less than one-third of the votes attaching to the issued and outstanding shares entitled to vote at general meetings, in which case the directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting; however, SunCar Memorandum and Articles of Association do not provide its shareholders with any right to put any proposals before any annual general meetings or any extraordinary general meetings not called by such shareholders. Advance notice of at least fifteen (15) days is required for the convening of SunCar’s annual general meeting and other general meetings unless such notice is waived in accordance with its articles of association.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution also requires the affirmative vote of no less than two-thirds of the votes attaching to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy at a general meeting. A special resolution will be required for important matters such as a change of name or making changes to SunCar’s Memorandum and Articles of Association.

Conversion. Each SunCar Class B Ordinary Share is convertible into one SunCar Class A Ordinary Share at any time at the option of the holder thereof. SunCar Class A Ordinary Shares are not convertible into SunCar Class B Ordinary Shares under any circumstances. Upon any sale, transfer, assignment or disposition of SunCar Class B Ordinary Shares by a holder to any person or entity which is not an affiliate of such holder, such SunCar Class B Ordinary Shares shall be automatically and immediately converted into the equivalent number of SunCar Class A Ordinary Shares.

Transfer of Ordinary Shares. Subject to the restrictions in SunCar’s Memorandum and Articles of Association as set out below, any of SunCar’s shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or any other form approved by SunCar’s Board of Directors.

SunCar’s Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which SunCar has a lien. SunCar’s Board of Directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as SunCar’s Board of Directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as SunCar’s directors may from time to time require is paid to SunCar in respect thereof.

If SunCar’s directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register closed at such times and for such periods as SunCar’s Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as SunCar’s board may determine.

Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of Ordinary Shares), if the assets available for distribution amongst SunCar’s shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst SunCar’s shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to SunCar for unpaid calls or otherwise. If SunCar’s assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by SunCar’s shareholders in proportion to the par value of the shares held by them. Any distribution of assets or capital to a holder of Ordinary Share will be the same in any liquidation event. Any distribution of assets or capital to a holder of a SunCar Class A Ordinary Share and a holder of a SunCar Class B Ordinary Share will be the same in any liquidation event.

Redemption, Repurchase and Surrender of Ordinary Shares. SunCar may issue shares on terms that such shares are subject to redemption, at SunCar’s option or at the option of the holders thereof, on such terms and in such manner as may be determined, before the issue of such shares, by SunCar’s Board of Directors or by a special resolution of SunCar’s shareholders. SunCar may also repurchase any of its shares provided that the manner and terms of such purchase have been approved by its Board of Directors or are otherwise authorized by its Memorandum and Articles of Association. Under the Companies Act, the redemption or repurchase of any share may be paid out of SunCar’s profits or out of the proceeds of a fresh issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if the company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding, or (c) if the company has commenced liquidation. In addition, SunCar may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time SunCar’s share capital is divided into different classes or series of shares, the rights attached to any class or series of shares (unless otherwise provided by the terms of issue of the shares of that class or series), whether or not SunCar is being wound-up, may be varied with the consent in writing of a majority the holders of the issued shares of that class or series or with the sanction of an ordinary resolution at a separate meeting of the holders of the shares of the class or series. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Inspection of Books and Records. Holders of SunCar Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of SunCar’s register of members or its corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolutions passed by shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. However, SunCar will provide its shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Issuance of Additional Shares. SunCar’s Memorandum and Articles of Association authorize its Board of Directors to issue additional Ordinary Shares from time to time as its Board of Directors shall determine, to the extent of available authorized but unissued shares.

SunCar’s Memorandum and Articles of Association also authorize its Board of Directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, voting rights; and

●	the rights and terms of redemption and liquidation preferences.

SunCar’s Board of Directors may issue preferred shares without action by its shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Anti-Takeover Provisions. Some provisions of SunCar’s Memorandum and Articles of Association may discourage, delay or prevent a change of control of SunCar or management that shareholders may consider favorable, including provisions that authorize SunCar’s Board of Directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by its shareholders.

Exempted Company. SunCar is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English law but does not follow recent English law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by (a) a special resolution (usually a majority of not less than two-thirds of the votes which are cast in person or by proxy by those shareholders who, being entitled to do so, attend and vote at a quorate general meeting of the relevant company or a unanimous written resolution of all of the shareholders entitled to vote at a general meeting of the relevant company) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company where the parent and subsidiary company are both incorporated under the Companies Act. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Directors of a Cayman Islands company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (c) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company must (and any dissenting shareholder may) file a petition with the Cayman Islands Grand Court to determine the fair value and such petition by the company must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date and where the consideration for such shares are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, by way of schemes of arrangement, which will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of the shareholders or class of shareholders, as the case may be, or (b) a majority in number representing 75% in value of the creditors or each class of creditors, as the case may be, with whom the arrangement is to be made, that are, in each case, present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

Shareholders’ Suits. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officer or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 30 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Description of Preferred Shares, Debt Securities, Warrants, Rights, Units, and Other Securities

Not applicable.

SELLING SECURITYHOLDER

This prospectus relates to the registration and resale by the Selling Securityholder set forth in the table below of up to 20,832,142 Class A Ordinary Shares.

In this prospectus, the term “Selling Securityholder” includes the entitie(s) identified in the table and in the footnotes in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus), and any donees, pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution, membership distribution or other transfer) that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholder. Each Selling Securityholder may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus and any accompanying prospectus supplement. Each Selling Securityholder identified below may have sold, transferred or otherwise disposed of some or all of their securities since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. We cannot advise you as to whether any Selling Securityholder will, in fact, sell any or all of such securities.

The following table sets forth, as of the date of this prospectus, the name(s) of the Selling Securityholder, the aggregate number of Ordinary Shares beneficially owned by such Selling Securityholder immediately prior to the offering, the number of Ordinary Shares that may be sold by the Selling Securityholder under this prospectus and the number of Ordinary Shares that the Selling Securityholder will beneficially own after such Ordinary Shares are sold. Each of Class B Ordinary Share is convertible into Class A Ordinary Share at any time at the option of the holder thereof.

The percentage of beneficial ownership is calculated based on 54,009,825 Class A Ordinary Shares and 49,628,565 Class B Ordinary Shares outstanding as of August 22, 2024, adjusted for each owner’s warrants held by that person that are currently exercisable or exercisable within 60 days of August 22, 2024, if any. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares beneficially owned by them.

Selling securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Class A Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section titled “Plan of Distribution.”

	Class A Ordinary Shares Owned Prior		Class A Ordinary Shares		Beneficial Ownership After this Offering(1)
Name	to this Offering		Being Offered		Number of Shares	%
KMBP Holdings Limited(1)	20,832,142	(2)	20,832,142	(2)	0	0

(1)	The voting and investment power of KMBP Holdings Limited (“KMBP”) is exercised in accordance with the direction of its board of directors. The directors of KMBP on the date hereof are Mark Qiu, Yu Chun Yin and Bai Wei. The business address of KMBP is Suite 2202A, South Island Place, 8 Wong Chuk Hang Road, Hong Kong, China.

(2)	Consists of the Class A Ordinary Shares held by KMBP. KMBP is currently holder of 20,832,142 Class A Ordinary Shares and no Class B Ordinary Shares. See “Principal Shareholders” section of this registration statement for more details.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Securityholder of up to 20,832,142 of our Class A Ordinary Shares.

We will not receive any of the proceeds from the sale of the securities by the Selling Securityholder. The aggregate proceeds to the Selling Securityholder from the sale of the securities will be the purchase price of the securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the securities covered by this prospectus. The Selling Securityholder reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of securities to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Securityholder covered by this prospectus may be offered and sold from time to time by the Selling Securityholder.

The term “Selling Securityholder” include donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the Selling Securityholder as a gift, pledge, partnership or membership distribution or other transfer. The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholder and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.

The securities offered by this prospectus may be sold from time to time to purchasers:

●	directly by the Selling Securityholder,

●	to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Securityholder or the purchasers of the securities,

●	through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans,

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers,

●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction,

●	directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions,

●	any other method permitted pursuant to applicable law, and

●	a combination of any such methods of sale.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Securityholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholder and any underwriter, broker-dealer or agent regarding the sale of the securities by the Selling Securityholder.

The securities may be sold in one or more transactions at:

●	fixed prices;

●	prevailing market prices at the time of sale;

●	prices related to such prevailing market prices;

●	varying prices determined at the time of sale; or

●	negotiated prices.

These sales may be effected in one or more transactions:

●	on any securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including Nasdaq;

●	in the over-the-counter market;

●	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

●	any other method permitted by applicable law; or

●	through any combination of the foregoing.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Securityholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Securityholder, the aggregate amount of securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Securityholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of securities by the Selling Securityholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The Selling Securityholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Securityholder will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Securityholder will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Securityholder and any other person participating in the sale of the securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Securityholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds.” Our Class A Ordinary Share is listed on the Nasdaq and trades under the symbol “SDA.” The transfer agent of our Class A Ordinary Share is Continental Stock Transfer & Trust Company.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Class A Ordinary Shares by the Selling Securityholder.

We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholder, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Expenses	Amount
SEC registration fee	$26,704.85
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*

*	These fees cannot be defined at this time.

Except for the SEC registration fee, estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. To the extent required, any applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities under this registration statement.

LEGAL MATTERS

The legality of securities offered by this prospectus that are governed by Cayman Islands law and certain other Cayman Islands legal matters has been passed upon for SunCar by Maples and Calder (Hong Kong) LLP. The legality of certain legal matters relating to U.S. law has been passed upon for SunCar by Pryor Cashman LLP.

EXPERTS

The consolidated financial statements for the three fiscal years ended December 31, 2023, 2022 and 2021, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance on the report of Enrome LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The office of Enrome LLP is located at 143 Cecil Street, #19-03/04, GB Building, Singapore, 069542.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a significantly lesser extent. In addition, Cayman Islands exempted companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, substantially all of our executive directors and our senior management reside outside the United States, and all or a substantial portion of such persons’ assets are located outside the United States.  As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Puglisi & Associates as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The United States and PRC do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not automatically be enforceable in PRC, but will have to follow the procedure under the PRC Civil Procedures Law.

The United States and the Cayman Islands do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be automatically be enforceable in the Cayman Islands.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file or furnish reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows SunCar to “incorporate by reference” the information it files with them. This means that SunCar can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in SunCar’s affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When SunCar updates the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference in this prospectus, you should rely on the information contained in the document that was filed later.

SunCar incorporates by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus:

●	its Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on April 29, 2024;

●	the description of the securities contained in its registration statement on Form 8-A filed on May 17, 2023 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description; and

●	any annual or periodic reports, including on Form 20-F, filed with the SEC pursuant to the Exchange Act after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus (except to the extent such reports are furnished but not filed with the SEC); and

●	any Report on Form 6-K submitted to the SEC after the date of this prospectus and prior to the termination of the offerings of Securities under this prospectus, but only to the extent that the forms expressly state that SunCar incorporates them by reference in this prospectus.

Potential investors, including any beneficial owner, may obtain a copy of any of the documents summarized herein or any of its SEC filings incorporated by reference herein without charge by written or oral request directed to Suite 209, No. 656 Lingshi Road, Jing’an District, Shanghai, 200072, People’s Republic of China. The telephone number at SunCar’s executive office is (86) 138-1779-6110.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our Memorandum and Articles of Association, we may indemnify its directors, officers and liquidators against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with civil, criminal, administrative or investigative proceedings to which they are party or are threatened to be made a party by reason of their acting as our director, officer or liquidator. To be entitled to indemnification, these persons must have acted honestly and in good faith with a view to the best interest of the registrant and, in the case of criminal proceedings, they must have had no reasonable cause to believe their conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or the notes thereto.

ITEM 10. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that:

paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	if the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430B,

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 8, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Document
5.1*	Opinion of Maples and Calder (Hong Kong) LLP
23.1**	Consent of Enrome LLP
23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on signature page of this registration statement)
107*	Filing Fee Table

*	Previously filed.
**	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, People’s Republic of China, on August 23, 2024.

SunCar Technology Group Inc.

By:	/s/ Zaichang Ye
Zaichang Ye
Chief Executive Officer and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Zaichang Ye	Chief Executive Officer and Chairman	August 23, 2024
Zaichang Ye	(Principal Executive Officer)

*	Chief Financial Officer	August 23, 2024
Bohong Du	(Principal Financial and Accounting Officer)

*	Chief Technology Officer and	August 23, 2024
Zhunfu Lei	Chief Operating Officer

*	Chief Strategy Officer	August 23, 2024
Tianshi Yang

*	Independent Director	August 23, 2024
Yongsheng Liu

*	Independent Director	August 23, 2024
Haidong Zhang

*	Independent Director	August 23, 2024
Lin Bao

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in Newark, Delaware on August 23, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Partner